Exhibit 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Computer Associates International, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), each of John A. Swainson, President and Chief Executive Officer of the Company and Robert W. Davis, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ John A. Swainson

John A. Swainson
President and Chief Executive Officer
August 9, 2005
/s/ Robert W. Davis

Robert W. Davis
Executive Vice President and Chief Financial Officer
August 9, 2005
      The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.